      As filed with the Securities and Exchange Commission on April 3, 2003
                                                    Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933




                        BINDVIEW DEVELOPMENT CORPORATION
             (Exact name of registrant as specified in its charter)


             TEXAS                                         76-0306721
(State or other jurisdiction of                          (I.R.S Employer
 incorporation or organization)                        Identification No.)


      5151 SAN FELIPE, 25TH FLOOR
           HOUSTON, TEXAS                                    77056
(Address of Principal Executive Offices)                   (Zip Code)


       BINDVIEW DEVELOPMENT CORPORATION 1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                D.C. TOEDT III
                VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       BINDVIEW DEVELOPMENT CORPORATION
                         5151 SAN FELIPE, 25TH FLOOR
                              HOUSTON, TEXAS 77056
                     (Name and address of agent for service)

                                  713/561-4000
          (Telephone number, including area code, of agent for service)

                                  With Copy to:

                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                            HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151
                         ATTENTION: ROBERT F. GRAY, JR.


                         CALCULATION OF REGISTRATION FEE
-------------------------- -------------------------- -------------------------- -------------------------- ---------------------
                                                                                     PROPOSED MAXIMUM            AMOUNT OF
 TITLE OF SECURITIES TO     AMOUNT TO BE REGISTERED       PROPOSED MAXIMUM          AGGREGATE OFFERING        REGISTRATION FEE
      BE REGISTERED                 (2)(3)               OFFERING PRICE PER             SHARE (1)                  PRICE (1)
-------------------------- -------------------------- -------------------------- -------------------------- ---------------------
Common Stock, no par           1,000,000 shares                 $1.20                   $1,200,000                 $97.08
value per share
-------------------------- -------------------------- -------------------------- -------------------------- ---------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low sale prices of such security on March 28, 2003, as reported by The Nadsaq Stock Market, Inc.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


This Registration Statement registers additional securities of the same class as other securities for which a registration statement on this Form (Registration No. 333-79919, the "Earlier Registration Statement") relating to the Bindview Development Corporation 1999 Employee Stock Purchase Plan is effective. Pursuant to Instruction E to Form S-8, the contents of the Earlier Registration Statement are incorporated herein by reference.


ITEM 8.  EXHIBITS.

         4.1      -        Amended and Restated Articles of Incorporation of the
                           Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form
                           S-1 (Reg. No. 333-52883), filed with the Commission on May 15, 1998).

         4.2      -        Bylaws of the Registrant, as amended May 23, 2002
                           (incorporated by reference to Exhibit 3.3 to the Registrant's Quarterly Report on Form 10-Q, filed with the Commission on August 14, 2002).

         4.3      -        Form of Common Stock Certificate (incorporated by
                           reference to Exhibit 4.2 to the Registrant's
                           Registration Statement on Form S-1 (Reg. No.
                           333-52883), filed with the Commission on May 15, 1998).

         4.4      -        BindView Development Corporation 1999 Employee
                           Stock Purchase Plan (incorporated by reference to
                           Annex A to the Registrant's Proxy Statement relating to its 1999 Annual Shareholders' Meeting, filed with the Commission on April 30, 1999).

         4.5      -        BindView Development Corporation 1999 Employee
                           Stock Purchase Plan, as amended effective January 1,
                           2001 (incorporated by reference to Exhibit 10.41 to the Registrant's Annual Report on Form 10-K filed with the Commission on March 31, 2003).

         4.6      -        Second Amendment to BindView Development
                           Corporation 1999 Employee Stock Purchase Plan
                           (incorporated by reference to Exhibit 10.42 to the Registrant's Annual Report on Form 10-K filed with the Commission on March 31, 2003).

         5.1*     -        Opinion of Fulbright & Jaworski L.L.P.

         23.1*    -        Consent of PricewaterhouseCoopers LLP, Independent
                           Accountants.

         23.2*    -        Consent of Fulbright & Jaworski L.L.P. (included in
                           Exhibit 5.1 to this Registration Statement).

         24.1*    -        Powers of Attorney (contained on page 3).

---------------
* Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on April 2, 2003.

                                 BINDVIEW DEVELOPMENT CORPORATION


                                 /s/ E J PULASKI
                                 ----------------------------------------------
                                 Eric J. Pulaski
                                 Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Eric J. Pulaski and Edward L. Pierce his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                      Title                                      Date
---------                                      -----                                      ----
/s/ E J PULASKI                  Chairman of the Board, Chief Executive                April 2, 2003
-------------------------           Officer and President (Principal
Eric J. Pulaski                            Executive Officer)


/s/ EDWARD PIERCE                Director, Senior Vice President and                   April 2, 2003
-------------------------              Chief Financial Officer
Edward L. Pierce                    (Principal Financial Officer)

                                 Vice President, Chief Accounting Officer              April 2, 2003
/s/ KEVIN COHN                     and Corporate Controller (Principal
-------------------------                 Accounting Officer)
Kevin P. Cohn


/s/ PETER DAMERIS                               Director                               April 2, 2003
-------------------------
Peter T. Dameris


/s/ RICHARD A. HOLSEY II                        Director                               April 2, 2003
-------------------------
Richard A. Hosley II


/s/ ROBBERT D. REPASS                           Director                               April 2, 2003
-------------------------
Robert D. Repass


/s/ ARMAND S. SHAPIRO                           Director                               April 2, 2003
-------------------------
Armand S. Shapiro

EXHIBIT INDEX

     Exhibit Number                         Description
     --------------                         -----------

         4.1      -        Amended and Restated Articles of Incorporation of the
                           Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form
                           S-1 (Reg. No. 333-52883), filed with the Commission on May 15, 1998).

         4.2      -        Bylaws of the Registrant, as amended May 23, 2002
                           (incorporated by reference to Exhibit 3.3 to the Registrant's Quarterly Report on Form 10-Q, filed with the Commission on August 14, 2002).

         4.3      -        Form of Common Stock Certificate (incorporated by
                           reference to Exhibit 4.2 to the Registrant's
                           Registration Statement on Form S-1 (Reg. No.
                           333-52883), filed with the Commission on May 15, 1998).

         4.4      -        BindView Development Corporation 1999 Employee
                           Stock Purchase Plan (incorporated by reference to
                           Annex A to the Registrant's Proxy Statement relating to its 1999 Annual Shareholders' Meeting, filed with the Commission on April 30, 1999).

         4.5      -        BindView Development Corporation 1999 Employee
                           Stock Purchase Plan, as amended effective January 1,
                           2001 (incorporated by reference to Exhibit 10.41 to the Registrant's Annual Report on Form 10-K filed with the Commission on March 31, 2003).

         4.6      -        Second Amendment to BindView Development
                           Corporation 1999 Employee Stock Purchase Plan
                           (incorporated by reference to Exhibit 10.42 to the Registrant's Annual Report on Form 10-K filed with the Commission on March 31, 2003).

         5.1*     -        Opinion of Fulbright & Jaworski L.L.P.

         23.1*    -        Consent of PricewaterhouseCoopers LLP, Independent
                           Accountants.

         23.2*    -        Consent of Fulbright & Jaworski L.L.P. (included in
                           Exhibit 5.1 to this Registration Statement).

         24.1*    -        Powers of Attorney (contained on page 3).

---------------
* Filed herewith.